UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 10, 2014
Date of Report (Date of earliest event reported)

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

__________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2014, Agenus Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) providing for the acquisition by the Company of all of the outstanding capital stock of 4-Antibody AG, a joint stock company formed under the laws of Switzerland (“4-AB”), from the shareholders of 4-AB (the “4-AB Shareholders”) in exchange for $10 million of common stock of the Company payable upon closing, together with contingent milestone payments, payable in cash or shares of common stock of the Company, that may exceed $40 million. In addition, the Company has agreed to assume certain 4-AB liabilities, including approximately $1 million of obligations relating to transaction-related payments and certain 4-AB indebtedness totaling approximately $500,000, which may be settled in shares of Company common stock.

Consummation of the transactions under the Exchange Agreement is subject to certain closing conditions, including, among other things, (i) the receipt of any required government approvals and consents and the absence of any governmental restraint, (ii) subject to certain qualifications, the accuracy of representations and warranties of each party, (iii) the absence of a material adverse change with respect to 4-AB, (iv) the conversion of 75% of 4-AB’s outstanding convertible notes into series B preferred shares of 4-AB that will be acquired at the closing, (v) the termination or expiration of all outstanding options to acquire shares of 4-AB stock and (vi) prior performance in all material respects by each party of its obligations under the Exchange Agreement. In addition, the Company has agreed, as a condition to closing, to elect Shahzad Malik, a director of 4-AB, to the Board of Directors of the Company upon the closing.

The Exchange Agreement contains usual and customary representations and warranties that the parties to the Exchange Agreement made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Exchange Agreement between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Exchange Agreement. Moreover, many of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to the Company’s shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The Company and 4-AB have additionally made customary covenants in the Exchange Agreement, including, among others, covenants to take commercially reasonable actions necessary to (i) comply with all legal requirements imposed on either party in connection with the consummation of the transactions contemplated by the Exchange Agreement, (ii) cooperate with and furnish information to any party necessary in connection with any such requirements imposed in connection with the consummation of the transactions contemplated by the Exchange Agreement and (iii) obtain or make any consent, approval, order or authorization, or any registration, declaration or filing with any person in connection with the transactions contemplated by the Exchange Agreement. In addition, 4-AB made certain covenants to (a) conduct its business in the ordinary course consistent with past practice between the date of execution of the Exchange Agreement and the transaction closing date, (b) to refrain from taking certain actions prior to closing without the prior consent of the Company and (c) to indemnify the Company for breaches of representations and warranties regarding 4-AB and the 4-AB Shareholders as well as covenants made by 4-AB and the 4-AB Shareholders, subject to the limitations and other terms and conditions set forth in the Exchange Agreement. The Company has also agreed to register the Company common stock issued to the 4-AB Shareholders for resale under the Securities Act of 1933, as amended.

The Exchange Agreement contains certain termination rights for both the Company and 4-AB, including (i) if the closing does not occur by February 28, 2014 through no fault of the terminating party, (ii) as a result of a governmental or court order preventing the closing, (iii) by a party if the other party has breached representations, warranties or covenants made in the Exchange Agreement and (iv) by the 4-AB Shareholders in the event of a sale or bankruptcy of the Company or if its shares are delisted from trading on the Nasdaq Capital Market prior to closing; and the Exchange Agreement further provides that, upon termination, the Company and the 4-AB Shareholders shall remain liable for any breaches of the Exchange Agreement occurring prior to such termination. However, no termination fees will be payable by either party in the event of a termination of the Exchange Agreement. Currently, the transactions contemplated by the Exchange Agreement are expected to be completed during the Company’s fiscal first quarter ending March 31, 2014.

The terms of the Exchange Agreement and the transactions contemplated are the result of arm’s length negotiation among the parties.

The foregoing summary of the Exchange Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety. The Exchange Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about 4-AB or any of the other parties thereto. Investors should read the Exchange Agreement together with the other information concerning the Company that is publicly filed in reports and statements with the Securities and Exchange Commission.

Item 8.01 Other Events.

On January 13, 2014, the Company announced via a press release the appointment of Robert B. Stein, M.D., Ph.D. as Chief Scientific Officer, effective January 10, 2014.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.    Description of Exhibit

2.1	Share Exchange Agreement by and among Agenus Inc., 4-Antibody AG, certain shareholders of 4-Antibody AG and Vischer AG, dated January 10, 2014.*

99.1	Share Exchange Agreement Press Release dated January 13, 2014.

99.2	Robert Stein Press Release dated January 13, 2014.

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: January 13, 2014     By: /s/ Garo H. Armen

Garo H. Armen
Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Share Exchange Agreement by and among Agenus Inc., 4-Antibody AG, certain shareholders of 4-Antibody AG and Vischer AG, dated January 10, 2014.*

99.1	Share Exchange Agreement Press Release dated January 13, 2014.

99.2	Robert Stein Press Release dated January 13, 2014.

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.